As filed with the Securities and Exchange Commission on December 2, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VERISITY LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

In the U.S.A.: 2041 Landings Drive, Mountain View, CA	94043
(Address of registrant’s principal executive offices)	(Zip Code)

Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended

(Full title of the plan)

Moshe Gavrielov

Chief Executive Officer

Verisity Ltd.

2041 Landings Drive, Mountain View, CA 94043

(650) 934-6800

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, NIS 0.01 par value per share	500,000	$12.73	(2)	$6,365,000	$514.93

(1)	This Registration Statement shall cover any additional Ordinary Shares which become issuable under the Verisity Ltd. (the “Registrant” or “Company”) 2000 U.S. Share Incentive Plan, as amended, set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices per share of the Ordinary Shares of the Registrant as reported on the Nasdaq National Market on November 28, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering additional Ordinary Shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended (the “Plan”). We previously filed with the Securities and Exchange Commission (the “Commission”) three registration statements on Form S-8 on August 3, 2001 (SEC file no. 333-66682), August 14, 2001 (SEC file no. 333-67530), as amended on December 14, 2001 (SEC file no. 333-67530), and February 5, 2003 (SEC file no. 333-102985), in order to register the Ordinary Shares issuable under the Plan. The contents of such earlier registration statements and amendment thereto are incorporated herein by reference.

Item 3.      Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

(a) The Registrant’s annual report filed on March 21, 2003 on Form 10-K for the fiscal year ended December 31, 2002.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form S-1 (SEC file no. 333-45440), as amended (which is incorporated by reference into the Registrant’s registration statement on Form 8-A filed on March 2, 2001 under the Exchange Act), including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 8.      Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Salinger & Co., Advocates.

10.25*	Amended and Restated Verisity Ltd. 2000 U.S. Share Incentive Plan, form of Option Agreement for Amended and Restated 2000 U.S. Share Incentive Plan, and form of Option Agreement for outside directors under Amended and Restated 2000 U.S. Share Incentive Plan.

*	Amended and Restated Verisity Ltd. 2000 U.S. Share Incentive Plan and form of Option Agreement for Amended and Restated 2000 U.S. Share Incentive Plan incorporated by reference from the like-numbered exhibit filed with the Registrant’s quarterly report on Form 10-Q (SEC file no. 000-32417) filed on August 12, 2002. Form of Option Agreement for outside directors under Amended and Restated 2000 U.S. Share Incentive Plan incorporated by reference from the like-numbered exhibit filed with the Registrant’s registration statement on Form S-1 (SEC file no. 333-45440) filed on September 8, 2000, as amended.

23.1	Consent of Independent Auditors.

23.2	Consent of Salinger & Co., Advocates (included in Exhibit 5.1 hereto).

24.1	Power of Attorney is set forth on the signature pages.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 28th day of November, 2003.

VERISITY LTD.

By:	/s/ Moshe Gavrielov

Moshe Gavrielov Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe Gavrielov and Charles G. Alvarez as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Moshe Gavrielov Moshe Gavrielov	Chief Executive Officer and Director	November 28, 2003

/s/ Yoav Hollander Yoav Hollander	Chief Technical Officer and Director	November 28, 2003

/s/ Charles G. Alvarez Charles G. Alvarez	Vice President of Finance and Administration and Chief Financial Officer	November 28, 2003

/s/ Michael McNamara Michael McNamara	Senior Vice President of Technology and Director	November 28, 2003

/s/ Douglas G. Fairbairn Douglas G. Fairbairn	Director	November 28, 2003

/s/ Zohar Zisapel Zohar Zisapel	Director	November 28, 2003

/s/ Tali Aben Tali Aben	Director	November 28, 2003

/s/ Amos Wilnai Amos Wilnai	Director	November 28, 2003

EXHIBIT LIST

Exhibit Number	Description of Document

5.1	Opinion of Salinger & Co., Advocates.

10.25*	Amended and Restated Verisity Ltd. 2000 U.S. Share Incentive Plan, form of Option Agreement for Amended and Restated 2000 U.S. Share Incentive Plan, and form of Option Agreement for outside directors under Amended and Restated 2000 U.S. Share Incentive Plan.

23.1	Consent of Independent Auditors.

23.2	Consent of Salinger & Co., Advocates (included in Exhibit 5.1 hereto).

24.1	Power of Attorney is set forth on the signature pages.

*	Amended and Restated Verisity Ltd. 2000 U.S. Share Incentive Plan and form of Option Agreement for Amended and Restated 2000 U.S. Share Incentive Plan incorporated by reference from the like-numbered exhibit filed with the Registrant’s quarterly report on Form 10-Q (SEC file no. 000-32417) filed on August 12, 2002. Form of Option Agreement for outside directors under Amended and Restated 2000 U.S. Share Incentive Plan incorporated by reference from the like-numbered exhibit filed with the Registrant’s registration statement on Form S-1 (SEC file no. 333-45440) filed on September 8, 2000, as amended.